Exhibit 99.1

Entegris Reports Strong Third Quarter Results

Quarterly Sales of $178 million Marks Sixth Consecutive Quarter of Growth;

Non-GAAP EPS of $0.18; Cash from Operations Exceeds $45 Million;

Adjusted Operating Margin Reaches 18 Percent

BILLERICA, Mass., October 26, 2010 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the Company’s third quarter ended October 2, 2010.

The Company recorded third-quarter sales of $178.2 million, an increase of 61 percent over the prior year, and 6 percent sequentially. Net income was $22.4 million, or $0.17 per diluted share. These results included amortization of intangible assets of $2.8 million.

Non-GAAP earnings per share of $0.18 in the third quarter of 2010 compared to a loss per share of $0.02 in the third quarter a year ago and earnings per diluted share of $0.16 in the second quarter of 2010. A reconciliation table of GAAP to non-GAAP earnings (loss) per share is contained in this press release.

For the first nine months of fiscal 2010, sales were $506.3 million, up 101 percent from the first nine months of 2009. Non-GAAP earnings per diluted share for the first nine months of 2010 were $0.48 versus a loss per share of $0.43 for the same period a year ago.

Gideon Argov, president and chief executive officer, said: “Our third-quarter results marked another quarter of growth and strong operating performance, as we continue to execute our growth strategies and build shareholder value. Sales to our core semiconductor market were strong, as our liquid filtration and gas filtration businesses achieved record-level quarters. Across our portfolio of technologies, we are capitalizing on an increasing number of opportunities with our advanced filtration and microenvironment solutions to help fab customers implement advanced sub-32 nanometer processes.

“Our adjusted operating margin was 18.0 percent, consistent with our target operating model. This translated into another quarter of strong cash flow, resulting in $45 million in cash from operations and $39 million of adjusted EBITDA in the third quarter. Our net cash position is now approaching $100 million, well ahead of expectations. Thus far in the fourth quarter, demand from our customers is stable, despite the uncertain outlook for global economic recovery. Regardless of how this current industry cycle unfolds, we believe we have the opportunity to outpace our markets,” Argov said.

For the fiscal fourth quarter ending December 31, 2010, the Company expects sales to range from approximately $173 million to $183 million. Based on the Company’s target model, non-GAAP net earnings per diluted share are expected to range from $0.17 to $0.19.

Third-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the third quarter on Tuesday, October 26, 2010, at 10:00 a.m. Eastern Time. Participants should dial 1-888-211-7451 (domestic callers) or 1-913-312-9323 (for callers outside of the U.S.), referencing confirmation code #9800564. A live and on-demand webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

NON-GAAP INFORMATION

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the SEC. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. We provide non-GAAP financial measures in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate our baseline performance before certain gains, losses or other charges that may not be indicative of our business or future outlook. We believe these non-GAAP measures will aid investors’ overall understanding of our results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how we plan and measure our business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA margin, Adjusted Operating Income, and non-GAAP EPS are included elsewhere in this release.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Risks Related to our Borrowings”, “Manufacturing Risks,” “International Risks,” and “Risks Related to Owning Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2009, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended
	October 2, 2010	July 3, 2010	September 26, 2009
Net sales	$178,230	$167,575	$110,706
Cost of sales	98,374	90,448	65,878
Charge for fair value mark up of acquired inventory	—	—	51

Gross profit	79,856	77,127	44,777
Selling, general and administrative expenses	36,478	36,592	29,175
Engineering, research and development expenses	11,381	10,736	8,575
Amortization of intangible assets	2,823	3,364	4,723
Restructuring charges	—	—	2,368

Operating income (loss)	29,174	26,435	(64)
Interest expense, net	342	1,662	2,681
Other expense, net	1,283	711	4,114

Income (loss) before income taxes	27,549	24,062	(6,859)
Income tax expense	5,000	5,393	623
Equity in net (earnings) loss of affiliates	(217)	(77)	132

Net income (loss)	22,766	18,746	(7,614)
Net income (loss) attributable to noncontrolling interest	348	361	(6)

Net income (loss) attributable to Entegris, Inc.	$22,418	$18,385	$(7,608)

Amounts attributable to Entegris, Inc.:
Basic net income (loss) per common share:	$0.17	$0.14	$(0.07)
Diluted net income (loss) per common share:	$0.17	$0.14	$(0.07)

Weighted average shares outstanding:
Basic	131,903	131,568	115,023
Diluted	133,071	132,870	115,023

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Nine months ended
	October 2, 2010	September 26, 2009
Net sales	$506,316	$252,320
Cost of sales	276,182	174,679
Charge for fair value mark up of acquired inventory	—	4,116

Gross profit	230,134	73,525
Selling, general and administrative expenses	108,852	84,581
Engineering, research and development expenses	32,937	25,322
Amortization of intangible assets	10,459	14,635
Restructuring charges	—	12,454

Operating income (loss)	77,886	(63,467)
Interest expense, net	3,210	7,105
Other expense, net	1,701	429

Income (loss) before income taxes	72,975	(71,001)
Income tax expense (benefit)	15,202	(4,226)
Equity in net (earnings) loss of affiliates	(485)	1,076

Net income (loss)	58,258	(67,851)
Net income (loss) attributable to noncontrolling interest	905	(6)

Net income (loss) attributable to Entegris, Inc.	$57,353	$(67,845)

Amounts attributable to Entegris, Inc.:
Basic net income (loss) per common share:	$0.44	$(0.60)
Diluted net income (loss) per common share:	$0.43	$(0.60)

Weighted average shares outstanding:
Basic	131,475	113,355
Diluted	132,908	113,355

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	October 2, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$98,814	$68,700
Accounts receivable, net	123,789	91,122
Inventories	97,625	83,233
Deferred tax assets, deferred tax charges and refundable income taxes	11,917	11,085
Other current assets and assets held for sale	11,982	13,318

Total current assets	344,127	267,458

Property, plant and equipment, net	131,738	135,431

Intangible assets	67,863	78,470
Deferred tax assets – non-current	8,064	9,670
Other assets	13,500	13,643

Total assets	$565,292	$504,672

LIABILITIES AND EQUITY
Current maturities of long-term debt	$6,077	$11,257
Short-term borrowings	—	8,039
Accounts payable	35,914	23,553
Accrued liabilities	55,813	29,832
Income tax payable and deferred tax liabilities	13,323	1,229

Total current liabilities	111,127	73,910

Long-term debt, less current maturities	—	52,492
Other liabilities	26,245	28,613
Equity	427,920	349,657

Total liabilities and equity	$565,292	$504,672

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	October 2, 2010	September 26, 2009	October 2, 2010	September 26, 2009
Operating activities:
Net income (loss)	$22,766	$(7,614)	$58,258	$(67,851)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	6,755	7,455	20,645	23,628
Amortization	2,823	4,723	10,459	14,635
Stock-based compensation expense	1,752	2,120	5,434	6,299
Charge for fair value mark-up of acquired inventory	—	51	—	4,116
Other	1,305	2,097	1,859	4,884

Changes in operating assets and liabilities

Trade accounts and notes receivable	(1,786)	(17,272)	(27,760)	(7,486)
Inventories	(4,635)	(735)	(11,229)	10,715
Accounts payable and accrued liabilities	14,707	6,212	32,351	1,783
Income taxes payable and refundable income taxes	1,982	(1,803)	8,430	2,037
Other	(567)	3,973	2,467	115

Net cash provided by (used in) operating activities	45,102	(793)	100,914	(7,125)

Investing activities:
Acquisition of property and equipment	(4,502)	(1,122)	(12,159)	(11,521)
Other	480	2,807	4,492	3,043

Net cash (used in) provided by investing activities	(4,022)	1,685	(7,667)	(8,478)

Financing activities:

Payments on short-term borrowings and long-term debt	(22,811)	(221,165)	(252,954)	(528,116)
Proceeds from short-term and long-term borrowings	2,291	156,212	186,649	452,722
Proceeds from stock offering, net of offering costs	—	56,687	—	56,687
Issuance of common stock	6	491	1,663	1,061
Payments for debt issuance costs	(1)	(138)	(149)	(3,638)
Other	44	—	64	—

Net cash used in financing activities	(20,471)	(7,913)	(64,727)	(21,284)

Effect of exchange rate changes on cash	2,892	1,331	1,594	230

Increase (decrease) in cash and cash equivalents	23,501	(5,690)	30,114	(36,657)
Cash and cash equivalents at beginning of period	75,313	84,066	68,700	115,033

Cash and cash equivalents at end of period	$98,814	$78,376	$98,814	$78,376

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
Net sales	October 2, 2010	July 3, 2010	September 26, 2009	October 2, 2010	September 26, 2009
Contamination Control Solutions	$113,350	$103,660	$65,649	$317,752	$147,477
Microenvironments	47,383	47,388	32,445	136,698	73,303
Specialty Materials	17,497	16,527	12,612	51,866	31,540

Total net sales	$178,230	$167,575	$110,706	$506,316	$252,320

	Three Months Ended			Nine Months Ended
Segment profit (loss)	October 2, 2010	July 3, 2010	September 26, 2009	October 2, 2010	September 26, 2009
Contamination Control Solutions	$31,434	$28,614	$11,832	$88,282	$5,991
Microenvironments	11,664	12,165	5,054	32,808	(5,414)
Specialty Materials	2,349	2,061	1,369	6,752	939

Total segment profit	45,447	42,840	18,255	127,842	1,516
Amortization of intangibles, charge for fair value mark-up of acquired inventory and restructuring charges	(2,823)	(3,364)	(7,142)	(10,459)	(31,205)
Unallocated expenses	(13,450)	(13,041)	(11,177)	(39,497)	(33,778)

Total operating income (loss)	$29,174	$26,435	$(64)	$77,886	$(63,467)

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted Operating Income (Loss) and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 2, 2010	July 3, 2010	September 26, 2009	October 2, 2010	September 26, 2009
Net sales	$178,230	$167,575	$110,706	$506,316	$252,320

GAAP – Operating income (loss)	$29,174	$26,435	$(64)	$77,886	$(63,467)
Restructuring charges	—	—	2,368	—	12,454
Charge for fair value mark-up of acquired inventory	—	—	51	—	4,116
Amortization of intangible assets	2,823	3,364	4,723	10,459	14,635

Adjusted operating income (loss)	31,997	29,799	7,078	88,345	(32,262)
Depreciation	6,755	7,166	7,455	20,645	23,628

Adjusted EBITDA	$38,752	$36,965	$14,533	$108,990	$(8,634)

Adjusted operating margin	18.0%	17.8%	6.4%	17.4%	(12.8)%
Adjusted EBITDA – as a % of net sales	21.7%	22.1%	13.1%	21.5%	(3.4)%

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Earnings (Loss) per Share

(In thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 2, 2010	July 3, 2010	September 26, 2009	October 2, 2010	September 26, 2009
GAAP net income (loss) attributable to Entegris, Inc.	$22,418	$18,385	$(7,608)	$57,353	$(67,845)
Adjustments to net income (loss) attributable to Entegris, Inc.:
Amortization of intangible assets	2,823	3,364	4,723	10,459	14,635
Charge for fair value mark-up of acquired inventory	—	—	51	—	4,116
Accelerated write-off of debt issuance costs	—	890	—	890	343
Gain on sale of equity investment	(500)	(392)	—	(892)	—
Tax effect of adjustments to net income (loss) attributable to Entegris, Inc.	(854)	(1,428)	—	(3,849)	—

Non-GAAP net income (loss) attributable to Entegris, Inc.	$23,887	$20,819	$(2,834)	$63,961	$(48,751)

Diluted earnings (loss) per common share attributable to Entegris, Inc.:	$0.17	$0.14	$(0.07)	$0.43	$(0.60)
Effect of adjustments to net income (loss) attributable to Entegris, Inc.	0.01	0.02	(0.04)	$0.05	0.17
Diluted non-GAAP earnings (loss) per common share attributable to Entegris, Inc.:	$0.18	$0.16	$(0.02)	$0.48	$(0.43)

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